     As filed with the Securities and Exchange Commission on April 24, 1998


                                                       Registration No. _______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                                             BESTFOODS
                                 (Exact name of issuer in its Charter)
                                           700 Sylvan Avenue
        Delaware                        International Plaza                          36-2385545
(State of Incorporation)             Englewood Cliffs, NJ 07632                    (I.R.S. Employer
                              (Address of Principal Executive Offices)            Identification  No.)

                                   ----------

                         1993 STOCK AND PERFORMANCE PLAN
                            (Full Title of the Plan)

                                   ----------

                     Name and Address of Agent for Service:
                              HANES A. HELLER, Esq.
                  Vice President, General Counsel and Secretary
                                    Bestfoods
                               International Plaza
                       Englewood Cliffs, New Jersey 07632
                             Tel. No. (201) 894-4000

                                   -----------

                                                 CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                             Proposed            Proposed
                                                                             maximum             maximum            Amount
      Title of securities                                                    offering            aggregate            of
             to be                        Amount to be                        price              offering         registration
          registered                       registered                        per share             price             fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.25 per share           14,000,000 shares(1)(2)              $57.4525(3)         $804,335,000       $237,279
==============================================================================================================================

(1) This Post-Effective Amendment No. 1 to Registration Statement No. 33-49847 registers additional shares of the Registrant's Common Stock issuable pursuant to the same plan for which Registration Statement 33-49847 is currently effective. A registration fee of $94,482.42 was paid July 29, 1993 upon the filing of Registration Statement No. 33-49847 for 7,500,000 shares of Common Stock registered thereunder. Accordingly, pursuant to Instruction E on Form S-8, the registration fee is being paid with respect to the additional securities only.


(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional number of shares of Common Stock as may be issuable by reason of the operation of the anti-dilution provisions of the 1993 Stock and Performance Plan in the event of stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purposes of calculation of the registration fee pursuant to Rule 457 and based on the average of the high and low prices of the Common Stock on April 21, 1998 as reported for New York Stock Exchange-Composite Transactions and divided by two in order to adjust for the Company's two-for-one stock split to shareholders of record on March 31, 1998, to be distributed on April 24, 1998.

                           INCORPORATION BY REFERENCE

         The contents of the Registrant's Form S-8 Registration Statement filed on July 29, 1993, Registration No. 33-49847 are incorporated herein by reference.


                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment on Form S-8 and has duly caused this post-effective amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bergen County, State of New Jersey, on April 24, 1998.


                          BESTFOODS


                          By: /s/Charles R. Shoemate, Chairman
                              --------------------------------
                                 Charles R. Shoemate, Chairman
                                  and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on the 24th day of April, 1998.

       Signature                                    Title


/s/Charles R. Shoemate
----------------------
(Charles R. Shoemate)                   Chairman and Chief Executive Officer


/s/Bernard H. Kastory
---------------------
(Bernard H. Kastory)                    Senior Vice President - Finance and
                                        Administration


/s/Rainer H. Mimberg
--------------------
(Rainer H. Mimberg)                     Vice President - Finance and Comptroller

            *
---------------------
  (Theodore H. Black)                                     Director



            *
----------------------
   (Clateo Castellini)                                    Director



            *
--------------------------
  (Alfred C. DeCrane, Jr.)                                Director



            *
------------------------
   (William C. Ferguson)                                   Director



            *
------------------------
   (Robert J. Gillespie)                                   Director



            *
------------------------
    (Ellen R. Gordon)                                      Director



            *
------------------------
    (George V. Grune)                                       Director



            *
------------------------
    (Leo I. Higdon, Jr.)                                    Director

           *
----------------------------
 (Richard G.  Holder)                                      Director



          *
----------------------------
 (Eileen S. Kraus)                                         Director



          *
----------------------------
 (Alain Labergere)                                         Director



          *
------------------------------
 (Henrique de Campos Meirelles)                            Director



         *
------------------------------
 (William S. Norman)                                       Director





*By  /s/Hanes A. Heller
     -------------------
       (Hanes A. Heller)
        Attorney-in-Fact